Exhibit 10.1

VASCO DATA SECURITY INTERNATIONAL, INC.

EMPLOYMENT AGREEMENT AMENDMENT

WHEREAS, VASCO Data Security International, Inc. a Delaware corporation (the “Company”) entered into an Employment Agreement (the “Original Agreement”), dated January 1, 2005, with JAN VALCKE (“Executive”); and

WHEREAS, the Company and Executive would like to amend the Original Agreement to mirror the employment agreements of similarly situated executives whose employment agreements were amended to comply with applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, Executive and the Company hereby agree to amend the Original Agreement, effective December 31, 2008 (the “Effective Date”), as follows:

1.	Section 4(b) of the Original Agreement is revised by adding the following sentence at the end thereof:

Any such incentive compensation shall be paid to Executive in accordance with the terms of the governing incentive plan document.

2.	Section 6 of the Original Agreement is revised by adding the following new subsection (e) at the end thereof:

(e) Payments to Executive as a Specified Employee. In the event of any payments to Executive after a termination of employment, as described in sections (a)(iii) and (b)(ii) above and in Section 7 while Executive is a “specified employee” (as defined in U.S. Internal Revenue Code Section 409A), no payments will be made to Executive during the first six months following his separation from service date.

3.	Section 7(a) of the Original Agreement is revised by substituting the following therefor:

(a) For purposes hereof, a “Section 7 Termination” will have occurred if Executive’s employment is terminated by the Company other than for Cause or by Executive for Good Reason (as defined in Section 6(b)(ii)) within two years following the occurrence of a Change in Control of VASCO Data Security International, Inc. (the “Parent Company”) or the Company. Any payments made due to a Section 7 Termination must be on account of Executive’s termination of employment and shall be subject to Section 6(e).

4.	Section 7(b) of the Original Agreement is revised by substituting the following therefor:

(b) “Change in Control” has the meaning set forth in the VASCO Data Security International, Inc. 2009 Equity Incentive Plan.

5.	Section 7(c) of the Original Agreement is revised by substituting the following therefor:

(c) If a Section 7 Termination occurs, the Company shall pay Executive, as severance compensation, his Base Salary and Incentive Compensation at the rate then in effect for the period set forth in Exhibit A, from the date of Executive’s termination from employment. Subject to Section 6(e), such payment will be made within 90 days following Executive’s termination of employment date and will be made in a lump sum payment equal to the present value of the stream of monthly payments due. For purposes of this computation, present value will be calculated on the basis of the prime rate of interest announced by the Company’s principal bank, or if it has no principal bank, as published in The Wall Street Journal on the business day immediately preceding the payment.

6.	Section 7(d) of the Original Agreement is deleted in its entirety.

All other terms, conditions and provisions of the Original Agreement not herein modified shall remain unchanged and in full force and effect.

This Employment Agreement Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed an original, but all such counterparts together shall constitute but one Employment Agreement Amendment. In the event that any signature to this Employment Agreement Amendment is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT AMENDMENT

IN WITNESS WHEREOF, the Company and Executive have caused this Employment Agreement Amendment to be executed effective as of the Effective Date.

VASCO DATA SECURITY INTERNATIONAL, INC.		EXECUTIVE

By:	/s/ T. Kendall Hunt	/s/ Jan Valcke
JAN VALCKE
Its:	Chief Executive Officer and Chairman